Exhibit 99.1

TITAN PHARMACEUTICALS ANNOUNCES PRICING OF $9.0 MILLION UNDERWRITTEN PUBLIC OFFERING

SOUTH SAN FRANCISCO, CA – October 16, 2019 – Titan Pharmaceuticals, Inc. (NASDAQ: TTNP) today announced the pricing of an underwritten public offering of 40,000,000 units at a price to the public of $0.225 per unit. Each unit issued in the offering consists of one share of common stock (or pre-funded warrant in lieu thereof) and one Class B Warrant to purchase one share of common stock. Gross proceeds, before underwriting discounts and commissions and estimated offering expenses, are expected to be $9.0 million.

The Class B Warrants will be immediately exercisable at a price of $0.225 per share of common stock and will expire five years from the date of issuance. The shares of common stock (or pre-funded warrants) and the accompanying warrants are immediately separable from the units and, can only be purchased together in the offering. The offering is expected to close on or about October 18, 2019, subject to customary closing conditions.

Maxim Group LLC is acting as the sole book-running manager for the offering.

Titan has granted the underwriters a 45-day option to purchase up to an additional 6,000,000 shares of common stock and/or Class B warrants to purchase up to 6,000,000 shares of common stock, at the public offering price less discounts and commissions.

The Securities and Exchange Commission (the “SEC”) declared effective a registration statement on Form S-1 (File No. 333-233722) relating to these securities on October 16, 2019. A final prospectus relating to the offering will be filed with the SEC and will be available on the SEC's website at http://www.sec.gov. The offering is being made only by means of a prospectus forming part of the effective registration statement. Electronic copies of the prospectus relating to this offering, when available, may be obtained from Maxim Group LLC, 405 Lexington Avenue, 2nd Floor, New York, NY 10174, at (212) 895-3745.

This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, nor may there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Titan Pharmaceuticals

Titan Pharmaceuticals, Inc. (NASDAQ:TTNP), based in South San Francisco, CA, is a commercial stage company developing proprietary therapeutics with its ProNeura™ long-term, continuous drug delivery technology. The company's lead product is Probuphine® (buprenorphine) implant, a novel and long-acting formulation of buprenorphine for the long-term maintenance treatment of opioid dependence. Approved by the U.S. Food and Drug Administration in May 2016, Probuphine is the first and only commercialized treatment of opioid dependence to provide continuous, around-the-clock blood levels of buprenorphine for six months following a single procedure. The ProNeura technology also has the potential to be used in developing products for treating other chronic conditions such as Parkinson's disease and hypothyroidism, where maintaining consistent, around-the-clock blood levels of medication may benefit the patient and improve medical outcomes. For more information about Titan, please visit www.titanpharm.com.

Forward-Looking Statements

This press release may contain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements include, but are not limited to, any statements relating to our product development programs and any other statements that are not historical facts. Such statements involve risks and uncertainties that could negatively affect our business, operating results, financial condition and stock price. Factors that could cause actual results to differ materially from management's current expectations include those risks and uncertainties relating to the commercialization of Probuphine, the regulatory approval process, the development, testing, production and marketing of our drug candidates, patent and intellectual property matters and strategic agreements and relationships. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as required by law.

CONTACTS:

Sunil Bhonsle,

President & CEO

(650) 244-4990

Stephen Kilmer

Investor Relations

(650) 989-2215

skilmer@titanpharm.com